Sub-Item 77Q1(e): Copies of Any New or Amended Investment Advisory
Contracts

Amended Annex A dated October 18, 2012 to the Management Agreement dated April 30, 1997 between Registrant, Goldman Sachs Asset Management, Goldman Sachs Fund Management L.P. and Goldman Sachs Asset Management International is incorporated herein by reference to Exhibit
(d)(9) to Post-Effective Amendment No. 336 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 3, 2012 (Accession No. 0001193125-12-488749).